Exhibit 5.1

Reference: 50590/52

April 24, 2014

Open Text Corporation

275 Frank Tompa Drive

Waterloo, Ontario N2L 0A1

Dear Sirs/Mesdames:

Re:	Open Text Corporation – Form S-3 Registration Statement

We have acted as Canadian counsel to Open Text Corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) of the Company’s Registration Statement on Form S-3 dated April 24, 2014 (excluding the documents incorporated by reference therein, the “Registration Statement”). The Registration Statement relates to the offer and sale from time to time of Common Shares in the capital of the Company (the “Common Shares”), First Preference Shares in the capital of the Company (the “Preference Shares”), debt securities, depositary shares, warrants, purchase contracts, units and subscription receipts of the Company (such securities referred to collectively as the “Securities”), in each case in the manner described in the prospectus contained in the Registration Statement and to be set forth in any supplement to such prospectus.

In connection with the opinions hereinafter expressed, we have examined an original or copy of the Registration Statement. We have also considered such questions of law, examined such statutes, regulations, public records, certificates of government officials, corporate documents, records, certificates and instruments and made such other investigations as we have considered necessary or appropriate as a basis for these opinions, including:

(a)	a certificate of the Chief Legal Officer and Corporate Secretary of the Company dated the date hereof (the “Corporate Certificate”) with respect to: (i) the currently effective articles and by-laws of the Company (such documents, as amended or replaced from time to time, collectively referred to as the “Constating Documents”); and (ii) the resolutions of the board of directors of the Company (the “Board”) relevant to the Registration Statement and the prospectus contained in the Registration Statement; and

(b)	a certificate of compliance dated the date hereof issued with respect to the Company by Industry Canada (the “Certificate of Compliance”).

We are qualified to practice in the Province of Ontario, and our opinions expressed herein are limited to the provisions of the Canada Business Corporations Act (the “CBCA”), the Company’s governing corporate statute, and the regulations thereunder and reported judicial decisions interpreting these laws. For the purposes of this opinion letter, we understand that for the purposes of United States law with respect to a U.S. company, the terms and phrases listed below have the following meanings:

(a)	“validly issued” means that: (i) a company is validly existing under the laws of the jurisdiction in which it is incorporated, and the securities are duly authorized; (ii) the actions required by applicable state corporation law to approve the issuance of the securities have been taken; and (iii) the securities have been or will be issued in compliance with the requirements of that law, such company’s certificate or articles of incorporation and by-laws, and the resolutions approving the issuance of those securities;

(b)	“fully paid” means that the consideration received by the company satisfies, in both type and amount, the requirements of applicable state corporation law, such company’s certificate or articles of incorporation and by-laws, the resolutions approving the issuance, and any other applicable agreement;

(c)	“duly authorized” means that the company, under applicable law, its certificate or articles of incorporation and its by-laws, has the power to issue the shares and has taken all corporate actions necessary to create that power; and

(d)	“non-assessable” means that the securityholder is not liable, solely because of securityholder status, for additional assessments or calls on the security by the company or its creditors.

These terms and phrases have a comparable meaning under the CBCA.

For the purposes of the opinions expressed herein, we have assumed:

(a)	the genuineness of all signatures and the legal capacity of all individuals who have executed any of the documents that we have reviewed;

(b)	the authenticity and completeness of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, conformed, photostatic or electronically transmitted copies thereof and the authenticity of the originals of such certified, conformed, photostatic or electronically transmitted copies;

(c)	that the factual information contained in each of the documents that we have reviewed, which we have not independently verified, is accurate as of the date hereof;

(d)	at or prior to the time of the delivery of any Securities, the Registration Statement, including all necessary post-effective amendments, will remain effective under the Securities Act and such effectiveness will not have been terminated or rescinded;

(e)	an appropriate prospectus supplement with respect to the offered Securities will have been prepared and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;

(f)	all Securities will be offered, issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement, the prospectus contained therein, any necessary post-effective amendments to the Registration Statement, and the appropriate prospectus supplement;

(g)	at the time of any offering or sale of any Common Shares or Preference Shares, or any Securities exercisable, exchangeable or convertible into, representing or comprised of Common Shares or Preference Shares, in whole or in part (collectively referred to as the “Overlying Securities”, and such Common Shares and Preference Shares referred to as the “Underlying Common Shares” and “Underlying Preference Shares” respectively), there will be sufficient Common Shares or Preference Shares, as applicable, authorized and unissued under the Constating Documents and not otherwise reserved for issuance;

(h)	prior to the issuance of any Overlying Securities, the Board or a duly authorized committee thereof will have taken all necessary corporate action, including the adoption of a resolution or resolutions in form and content as required by applicable law, to approve the creation, issuance, terms, offering and sale of such Overlying Securities, and the Company will have duly authorized, executed and delivered any applicable indenture or other agreement necessary with respect to or governing the Overlying Securities or contemplated by such Overlying Securities or the Registration Statement, and such Overlying Securities will have been issued in accordance with their terms, any such applicable indenture or other agreement, such corporate action and all applicable laws;

(i)	any Underlying Common Shares or Underlying Preference Shares issuable upon exercise, exchange or conversion of any Overlying Securities will have been reserved for issuance at the time of issuance and issued in accordance with the terms of such Overlying Securities;

(j)	at the time of the issuance of any Securities, the Company will validly exist and be in good standing under the CBCA;

(k)	if the offered Securities are to be sold pursuant to a definitive underwriting, purchase or similar agreement, such agreement will have been duly authorized, executed and delivered by the Company and the other parties thereto; and

(l)	the terms of the Securities and of their issuance and sale will have been duly established so as not to violate any applicable law, conflict with any matter of public policy, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

In giving the opinion set forth in paragraph 1, we have relied solely without independent investigation on the Corporate Certificate and the Certificate of Compliance with respect to the factual matters set out therein.

Based and relying upon and subject to the foregoing, we are of the opinion that:

1.    The Company is incorporated and validly existing under the CBCA.

2.    The Common Shares, including Underlying Common Shares, will be duly authorized, validly issued and outstanding as fully paid and non-assessable Common Shares in the capital of the Company when: (i) the Board or a duly authorized committee thereof shall have taken all necessary corporate action, including the adoption of a resolution or resolutions in form and content as required by applicable law, to approve the issuance and, as applicable, terms of offer and sale of such Common Shares, in each case in accordance with the Constating Documents and the CBCA, which corporate action shall remain in full force and effect, without amendment or modification, at all times during which the Common Shares are offered, sold and issued, as applicable, by the Company; and (ii) certificates representing the Common Shares shall have been duly executed, countersigned, registered and delivered by or on behalf of the Company to the purchasers thereof or the Common Shares shall have been issued without certificates, in either case against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

3.    The Preference Shares, including Underlying Preference Shares, will be duly authorized, validly issued and outstanding as fully paid and non-assessable First Preference Shares in the capital of the Company when: (i) the Board or a duly authorized committee thereof shall have taken all necessary corporate action, including the adoption of a resolution or resolutions in form and content as required by applicable law, to approve the creation of the applicable series of Preference Shares and the issuance and, as applicable, terms of offer and sale of such Preference Shares, and to establish the number of shares in, and the designation, rights, privileges, restrictions and conditions attaching to the shares of, such series of Preference Shares, in each case in accordance with the Constating Documents and the CBCA, which corporate action shall remain in full force and effect, without amendment or modification, at all times during which the Preference Shares are offered, sold and issued, as applicable, by the Company; (ii) articles of amendment to the then effective articles of the Company establishing the number of shares in, and the designation, rights, privileges, restrictions and conditions attaching to the shares of, such series of Preference Shares shall have been duly filed in accordance with the CBCA and a certificate of amendment shall have been issued in respect thereof by the Director appointed under the CBCA; and (iii) certificates representing the Preference Shares shall have been duly executed, countersigned, registered and delivered by or on behalf of the Company to the purchasers thereof or the Preference Shares shall have been issued without certificates, in either case against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name under the heading “Validity of the Securities” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby agree that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

The opinions herein are given at the date hereof and we disclaim any obligation or undertaking to update these opinions or advise any person of any change in law or fact which may come to our attention after the date hereof. Subject to the qualifications set out above, this opinion letter is intended solely for use in connection with the offer and sale of the Securities subject to the Registration Statement and may not be relied upon for any other purpose without our express written consent.

Yours very truly,

/s/ Blake, Cassels & Graydon LLP

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